Petroleum Development Corporation
3Q 2008 Earnings Release
November 6, 2008
Richard W. McCullough, President & CEO
Bart Brookman, SVP Exploration & Production
NASDAQ GMS:PETD

Disclaimer
The following information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

These statements are based on certain assumptions and analyses made by Management in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances.  However, whether actual results and developments will conform with Management’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Petroleum Development Corporation; actions by competitors; changes in laws or regulations; and other factors, many of which are beyond the control of Petroleum Development Corporation.

You are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied, as more fully discussed in our safe harbor statements found in our SEC filings, including, without limitation, the discussion under the heading “Risk Factors” in the company’s annual report on Form 10-K. All forward-looking statements are based on information available to Management on this date and Petroleum Development Corporation assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward looking statements, whether as a result of new information, future events or otherwise.
The SEC permits oil and gas companies to disclose in their filings with the SEC only proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The Company uses in this presentation the terms “probable” and “possible” reserves, which SEC guidelines prohibit in filings of U.S. registrants. Probable reserves are unproved reserves that are more likely than not to be recoverable. Possible reserves are unproved reserves that are less likely to be recoverable than probable reserves. Estimates of probable and possible reserves which may potentially be recoverable through additional drilling or recovery techniques are by nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. In addition, the Company’s production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.

This material also contains certain non-GAAP financial measures as defined under the Securities and Exchange Commission rules.

Rick McCullough
President & CEO

Improving Fundamentals

			2008
	2006	2007	1Q	2Q	3Q
Production (Bcfe)	17	28	8.5	8.8	10.2
Proved Reserves	323	686	N/A	797(1)	N/A
Realized Gas Prices(2)	$6.91	$6.52	$8.16	$9.48	$9.49
Adj EBITDA ($ thousands)(3)	$80,285	$136,068	$43,561	$55,542	$59,116
Adj Cash Flow from Operations ($ thousands)(3)	$29,769	$95,626	$40,388	$59,208	$59,108
Adj Cash Flow from Operations (/Share)(3)	$2.00	$6.44	$2.72	$4.02	$3.98
Stock Price(4)	$32-$47	$35-$61	$50-$73	$52	$20.71
(1)The reserves noted are internal mid-year estimates
(2)Equivalent prices including oil sales, natural gas liquids and realized derivative gains and losses. Excludes non-realized derivative gains & losses
(3)See Slides 22 & 23 for GAAP reconciliation of Adjusted EBITDA, Adjusted Cash Flow respectively.  Gain on leasehold sale in 2006 excluded.
(4)Monthly closing ranges.  Third quarter 2008 amount is the October 31, 2008 closing price.

See Slide 2 regarding Forward Looking Statement

Quarterly Highlights & Updates
•	32% production increase 3Q 2008 over 3Q 2007 and 16% production increase in 3Q 2008 over 2Q 2008
•	Unrealized hedging gains of $172.2 MM for 3Q 2008
•	Key financial metrics (comparisons to 3rd Quarter of 2007):
–	Oil & Gas Sales up 124%
–	Average realized prices per Mcfe up 56% to $9.49 (including realized derivatives)
–	Adjusted Cash Flow from Operations(1) increased $27.5 MM up 87%
–	Adjusted Net Income(2) is $16.1 MM or $1.08/share up 112%
–	Costs are generally in line with expectations
•	Gysle Shellum named Chief Financial Officer effective November 11, 2008
(1)See Slide 23 for GAAP reconciliation of Adjusted Cash Flow from Operations
(2)See Slide 24for GAAP reconciliation of Adjusted Net Income

See Slide 2 regarding Forward Looking Statement

Summary Financial Results

		2008
	2007 Annual	1Q	2Q	3Q
	$/MCFE	$/MCFE	$/MCFE	$/MCFE
O&G Revenues	6.26	8.45	11.23	9.76
O&G Operating Margins(1)	4.50	6.31	8.86	7.58
Adjusted EBITDA(2)	4.87	5.14	6.36	5.81
Adjusted Net Income /(Loss)(2)	0.97	1.32	2.27	1.58
Adjusted Cash Flow from Operations Per Mcfe(2)	3.42	4.76	6.73	5.81
Adjusted Cash Flow from Operations Per Share(2)	6.44	2.72	4.02	3.98
(1) O&G Operating Margins is defined as O&G sales less O&G production and well operations costs.
(2) See Slides 22, 23 and 24 for GAAP reconciliation of Adjusted EBITDA, Adjusted Cash Flow and Adjusted Net Income, respectively.

See Slide 2 regarding Forward Looking Statement

Summary Financial Results (continued)

	2007 Annual	2008
		1Q	2Q	3Q
	$/MCFE	$/MCFE	$/MCFE	$/MCFE
DD&A	2.53	2.49	2.51	2.56
G&A(1)	1.11	1.16	1.05	0.80
Lifting Cost(2)	0.90	1.13	1.13	0.94
Production Taxes	0.44	0.59	0.79	0.68

(1)
1Q 2008 includes $3.2MM and 3Q2008 includes $1.1 MM non-recurring costs associated with executive transition.  The 2008 nine month G&A = $0.99/Mcfe and if non-recurring items above are excluded  the nine month G&A = $0.83/Mcfe

(2)	Lifting Cost does not include production taxes.

See Slide 2 regarding Forward Looking Statement

Debt Maturity Schedule ($MM) {Graphic}
•	$300 million revolver matures November 4, 2010
•	Maturity schedule reflects:
–	Mitigation of liquidity risk
–	Diversification of funding sources
–	Expect to complete $75 million revolver borrowing base upsize initiative by mid November 2008
–	Current revolver availability enhanced by expected $75 million upsize provides strong liquidity position
(1)	$122 MM Drawn balance and $47 MM cash balance as of September 30, 2008

See Slide 2 regarding Forward Looking Statement

Energy Market Exposure {Graphic}
Percentage of Mcfe Sold by Market (For Three Months ended September 30, 2008)
    Colorado Interstate Gas, 37%
Crude Oil, 17%
Midcontinent, 15%
Nymex, 11%
San Juan Basin, 9%
Michigan, 4%
Southern California, 4%
Colorado Liquids, 2%
Northern Border, 1%
See Slide 2 regarding Forward Looking Statement

Pro Forma Marginal Economics(1)
	Pricing Scenarios
O&G Revenues	$4.00	$5.00	$6.00
Operating Margin(2)	2.23	3.16	4.09
EBITDA(3)	0.49	1.42	2.35
Interest	$0.65	$0.65	$0.65
F&D/DD&D	$1.35 / $2.56	$1.35 / $2.56	$1.35 / $2.56
(1)Based on 3Q 2008 production & cost levels
(2)O&G Operating Margins is defined as O&G sales less O&G production and well operations costs
(3) EBITDA calculated similarly to Adjusted EBITDA reconciliation on slide 22
See Slide 2 regarding Forward Looking Statement

Hedges in Place
	4Q 2008	2009	2010
Weighted Average Hedge Price
With Floors	$9.45	$8.73	$10.09
With Ceilings	$9.55	$10.80	$12.03
% of 9/30/08 Production	63%	58%	19%
Weighted Avg Forward Prices (1)	$5.91	$7.17	$7.91
Blended Pricing @ 9/30/08 Production Levels	$8.14	$8.10	$8.51
Blended Pricing @ 20% Increase in Production		$7.94	$8.41
(1)Assuming forward prices as of October 31, 2008 for unhedged production
See Slide 2 regarding Forward Looking Statement

CAPEX Spending & Production Growth
	2006	2007	2008
CAPEX Total ($MM)	$146	$264	$305(1)
CAPEX Developmental ($MM)	$124(2)	$224	$256(1)

Organic Production Growth	20%(2)	32% (2)	38%
(1)Projected as of November 2008 for year-end actual.
(2)Internal estimate
See Slide 2 regarding Forward Looking Statement

Bart Brookman
SVP Exploration & Production

Increasing Production {Graphic}
•	32% improvement over 3Q 2007
•	Record 10.2 Bcfe 3Q 2008
•	16% improvement over 2Q 2008
See Slide 2 regarding Forward Looking Statement

2008 Production Forecast {Graphic}
•	Estimated 2008 production of 38 - 39 Bcfe.
•	Piceance production currently curtailed at 10% – 15%
–	Anticipated curtailments through 4Q 2008
•	Current production slightly below forecast due to curtailments

See Slide 2 regarding Forward Looking Statement

2008 Production Forecast

2008 Forecast by Area(1) (Mmcfe)
			Forecast
Area	9 Mos Actuals	Actual/ Forecast	1Q	2Q	3Q	4Q	2008
Rocky Mountain	23,348	103%	7,050	7,478	8,243	9,702-10,152	32,473-32,923
Appalachia	2,926	93%	974	1,001	1,164	1,133	4,272
Michigan	1,174	100%	389	388	387	398	1,562
Company Total	27,448	101%	8,413	8,867	9,794	11,233-11,683	38,307-38,757

Rocky Mountain Forecast by Area(1) (Mmcfe)
			Forecast
Area	9 Mos Actual	Actual/ Forecast	1Q	2Q	3Q	4Q	2008
Wattenberg	11,152	112%	3,088	3,344	3,524	4,366	13,652
Grand Valley	8,459	99%	2,833	2,676	3,062	3,730-4,180	12,301-12,571
NECO	3,517	87%	1,077	1,370	1,583	1,470	5,765
North Dakota	153	71%	[52]	[88]	[74]	[60]	323
Other	[68]	NA	NA	NA	NA	[76]	[76]
Rocky Mountain Total	23,348	103%	7,050	7,478	8,243	9,702-10,152	32,473-32,923
(1)  4Q 2008 & 2008 total forecast revised November 2008
See Slide 2 regarding Forward Looking Statement

Drilling Activity {Graphic}
See Slide 2 regarding Forward Looking Statement

Reserves{Graphic}
Mid-Year 2008 Reserves Summary
•	797 Bcfe proved reserves
•	15% improvement from YE 2007
•	1.17 Tcfe 3P reserves(1)
•	3P does not include Barnett or Marcellus
(1) The reserves noted are internal estimates
See Slide 2 regarding Forward Looking Statement

Marcellus Update {Graphic}
   PDC Areas of Operations
  *Subject to upward or downward adjustment depending upon obtaining necessary curative instruments to perfect title.
•	11,000 net Marcellus acres in Central PA*
•	25,000 net Marcellus acres in WV*
•	16,500 net shallow Marcellus acres in NY*
•	3,000 ft depth, under pressured, & lower per well reserves expected
•	Majority of PA & WV acreage is HBP
•	Will commence drilling 1st PDC Marcellus test in WV Nov 12
•	4 Marcellus tests are planned in 4Q 2008 & early 1Q 2009
•	Strong technical focus on Marcellus in 2009
See Slide 2 regarding Forward Looking Statement

2008 4Q Developments
•	Modest slowdown in drilling in Wattenberg & NECO relative to plan
•	Production curtailment in Piceance anticipated through late 4th quarter – approximately 10,000 mcf/day
•	Drilling will begin on first Marcellus well in WV
•	Production gains in Appalachian basin anticipated with lower line pressures and colder weather
•	Very strong production in Wattenberg
•	Startup of facility expansions in Wattenberg anticipated in mid-2009
•	Fourth Barnett well fraced early Nov – closely monitoring production/reserves/ pricing
•	Up to four Bakken tests planned on North Dakota acreage – Joint Venture – minimal capital commitments by PDC
See Slide 2 regarding Forward Looking Statement

3Q 2008 Financial Results
Appendix

Adjusted EBITDA Reconciliation ($ in thousands)

Adjusted EBITDA	2006	2007	1Q08	2Q08	3Q08
Net Income(loss)	$237,772	$33,209	($13,928)	($40,712)	$129,896
Gain on Sale of Leasehold	($328,000)	-	-	-	-
Unrealized Derivative (Gain)Loss	(7,252)	4,417	39,899	86,444	(172,154)
Litigation Provision	-	-	-	4,195	(170)
Interest, net	(5,607)	6,617	4,661	6,319	7,666
Income Taxes	149,637	20,981	(8,202)	(22,809)	68,233
Depreciation	33,735	70,844	21,131	22,105	28,645
Adjusted EBITDA	$80,285	$136,068	$43,561	$55,542	$59,116
See Slide 2 regarding Forward Looking Statement

Adjusted Cash Flow Reconciliation ($ in thousands)

Adjusted Cash Flow Operations	2006	2007	1Q08	2Q08	3Q08
Net Cash Used in Operating Activities	$67,390	$60,304	$48,789	$18,942	$36,062
Changes in Assets & Liabilities to Operations	(37,621)	35,322	(8,401)	40,266	23,046
Adjusted Cash Flow from Operations	$29,769	$95,626	$40,388	$59,208	$59,108
See Slide 2 regarding Forward Looking Statement

Adjusted Net Income Reconciliation ($ in thousands)

Adjusted Net Income	2006	2007	1Q08	2Q08	3Q08
Net income (loss)	N/A	$33,209	($13,928)	($40,712)	126,896
Unrealized derivative (gain) loss	N/A	(4,417)	39,899	86,444	(172,154)
Litigation provision	N/A	-	-	4,195	(170)
Tax effect	N/A	(1,632)	(15,042)	(29,467)	61,520
Adjusted net income	N/A	$27,160	$10,929	$20,460	$16,092
See Slide 2 regarding Forward Looking Statement

Petroleum Development Corporation
3Q 2008 Earnings Release
November 6, 2008
Richard W. McCullough, President & CEO
Bart Brookman, SVP Exploration & Production
NASDAQ GMS:PETD